Exhibit 99.3
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION OF TOWER
The following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Tower, CastlePoint and Hermitage after giving effect to the merger and the Hermitage Acquisition.
The unaudited pro forma condensed consolidated financial information gives effect to the merger and the Hermitage Acquisition as if they had occurred (i) on September 30, 2008 for the purposes of the unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 and (ii) on January 1, 2007 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2007 and the nine months ended September 30, 2008. The unaudited pro forma condensed consolidated financial information has been prepared by and is the responsibility of Tower’s management. Certain amounts from CastlePoint’s and Hermitage’s historical consolidated financial statements have been reclassified to conform to the Tower presentation.
The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single entity as of or for the periods presented. The unaudited pro forma condensed consolidated financial information should be read together with the historical financial statements and related notes of Tower and CastlePoint that each have filed with the SEC and the historical financial statements and related notes of Hermitage that are attached to the joint proxy statement/prospectus as filed with the SEC on December 15, 2008.

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Balance Sheet
Excluding Hermitage
September 30, 2008

			Eliminations
	Historical		TG / CP	Pro Forma			Pro Forma
($ in millions, except par value)	CastlePoint	Tower	Intercompany	Adjustments	Notes		Combined

Assets
Investments & cash	$783.2	$660.1	$—	(65.4)	2
							1,377.9
Investment income receivable	4.9	6.9					11.8
Premiums receivable	203.0	130.1	(96.7)		3 (f), 3	(d)
			(36.5)		3	(f)
			2.0		3	(f)	201.9
Reinsurance recoverable	7.1	245.5	(21.1)		3	(f)
			(133.6)		3 (f), 3	(d)
			0.1		3	(f)	98.0
Prepaid reinsurance premiums	9.1	122.0	(96.9)		3 (f), 3	(d)	34.3
Deferred acquisition costs, net of	81.6	57.1
ceding commission revenue				(10.2)	3	(k)	128.5
Deferred income taxes	4.9	34.8		(5.8)	3	(c)
				(0.9)	3	(g)
				3.6	3	(k)	36.6
Intangible assets	0.4	20.8		16.4	3	(b)	37.5
Goodwill		19.0		136.9	2, 3	(g)
					3	(c)	155.9
Fixed assets, net	1.6	37.5					39.1
Investment in unconsolidated affiliate		30.3		(30.3)	2,3	(e)	—
Other assets	14.1	46.8	0.7	(7.0)	2, 3	(g)(f)	54.6

Total assets	$1,109.9	$1,410.8	$(382.1)	$37.2			$2,175.8

Liabilities
Loss and loss adjustment	222.4	525.1	(133.6)	—	3 (d), 3	(f)
expenses			(1.1)	—	3 (d), 3	(f)	612.8
Unearned premium	244.8	306.4	(96.9)		3 (d), 3	(f)	454.3
Losses payable	31.5		(21.1)		3	(f)
			1.1		3	(f)	11.6
Reinsurance balances payable	35.4	75.9	(59.3)		3	(f)
			(4.8)		3	(f)	47.2
Payable to issuing carriers	38.3	28.1	(37.4)		3	(f)
			(36.5)		3	(f)
			0.7		3	(f)
			6.8		3	(f)	—
Funds held under reinsurance agreements	0.4	26.1					26.5
Accounts payable, and other liabilities	18.4	29.9		5.0	2, 3	(a)
				1.8	3	(a)	55.1
Subordinated debentures	134.0	101.0					235.1

Total liabilities	725.2	1,092.6	(382.1)	6.8			1,442.6
Stockholders’ equity
Common stock ($0.01 par value)	0.4	0.2		0.2	2
				(0.4)	3	(e)	0.4
Treasury stock	—	(1.1)					(1.1)
Paid-in capital	386.9	207.5		426.6	2
				(386.9)	3	(e)	634.1
Accumulated other comprehensive loss	(41.9)	(39.3)		41.9	3	(e)	(39.3)
Retained earnings	39.4	150.8		(39.4)	3	(e)
				(6.6)	3	(k)
				(10.7)	3	(a)
				5.7	3	(a)	139.2

Total stockholders’ equity	384.7	318.2	—	30.5			733.3

Total liabilities and stockholders’ equity	$1,109.9	$1,410.8	$(382.1)	$37.2			$2,175.8

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Statement of Income
Excluding Hermitage
Nine months ended September 30, 2008

			Eliminations
($ in millions, except share	Historical		TG / CP	Pro Forma			Pro Forma
and per share amounts)	CastlePoint	Tower	Intercompany	Adjustments	Notes		Combined

Revenues
Net premiums earned	$324.5	$226.8	$—	$—			$551.3
Ceding commission revenue	—	60.6	(56.5)		3	(h)	4.1
Insurance services revenue	27.1	41.9	(65.5)		3	(i)	3.6
Net investment income	22.6	26.3		(2.5)	3	(j)	46.5
Net realized gains (losses)				4.3	3	(m)	4.3
on investments	(11.9)	(9.3)					(21.2)
Policy billing fees		1.7					1.7

	362.3	348.0	(122.0)	1.8			590.2
Expenses
Loss and loss adjustment
expenses	180.9	118.1					299.0
Underwriting expenses	162.7	159.0		1.2	3	(b)	322.9
			(56.5)		3	(h)	(56.5)
			(65.5)		3	(i)	(65.5)
				2.8	3	(k)	2.8
				(9.4)	3	(a)	(9.4)
Interest expense	8.5	6.6					15.1

	352.1	283.7	(122.0)	(5.4)			508.5
Other Income
Equity income in
unconsolidated affiliate	—	0.7		(0.7)	3	(1)	—

Income before income taxes	10.2	65.1	—	6.5			81.7
Income tax expense	3.5	23.3		(0.4)	3	(b)
				6.3	3	(g)
				(0.9)	3	(j)
				(0.7)	3	(k)
				(0.2)	3	(l)
				1.5	3	(m)
				3.3	3	(a)	35.6

Net income	$6.7	$41.7	$—	$(2.3)			$46.1

Basic and diluted earnings
per share
Basic	$0.18	$1.81					$1.16
Diluted	$0.18	$1.80					$1.15

Weighted average common
shares outstanding
Basic	38,280,781	23,029,541					39,832,386
Diluted	38,403,449	23,244,577					40,119,531

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Statement of Income
Excluding Hermitage
Year ended December 31, 2007

			Eliminations
($ in millions, except share	Historical		TG / CP	Pro Forma			Pro Forma
and per share amounts)	CastlePoint	Tower	Intercompany	Adjustments	Notes		Combined

Revenues
Net premiums earned	$248.4	$286.1	$—	$—			$534.5
Ceding commission revenue	—	71.0	(65.7)		3	(h)	5.3
Insurance services revenue	7.5	33.3	(34.9)		3	(i)	5.8
Net investment income	29.5	36.7		(3.3)	3	(j)
				5.7			68.6
Net realized gains (losses) on investments	(8.2)	(17.5)					(25.7)
Policy billing fees		2.0					2.0

Total revenues	277.1	411.6	(100.6)	2.4			590.5
Expenses
Loss and loss adjustment
expenses	131.3	157.9					289.2
Underwriting expenses	109.5	101.0		1.7	3	(b)
		77.3	(65.7)		3	(h)
			(34.9)		3	(i)
				7.4	3	(k)	196.2
Interest expense	9.4	9.3					18.7

Total expenses	250.2	345.5	(100.6)	9.0			504.2
Other Income
Equity income in unconsolidated affiliate	—	2.4		(2.4)	3	(l)	—
Gain from issuance of common stock by unconsolidated affiliate		2.7		(2.7)	3	(l)	—

Income before income taxes	26.9	71.2	—	(11.8)			86.4
Income tax expense	(5.9)	26.2		(0.6)	3	(b)
				14.2	3	(g)
				(1.1)	3	(j)
				(2.6)	3	(k)
				(1.8)	3	(l)
				2.0	3	(m)
				1.1	3	(n)	31.4

Net income	$32.7	$45.1	$—	$(22.9)			$54.9

Basic and diluted earnings per share
Basic	$0.90	$1.95					$1.37
Diluted	$0.89	$1.93					$1.36

Weighted average common shares outstanding
Basic	36,313,276	22,714,663					39,517,508
Diluted	36,635,163	22,968,097					39,871,110

(1)	Earnings per share (basic and diluted) for Tower historical and pro forma combined include a deduction of $0.7 million for preferred stock dividends.
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Balance Sheet
Including Hermitage
September 30, 2008

								Eliminations
($ in millions, except	Historical		Pro Forma			Pro Forma	Historical	TG / CP	Pro Forma			Pro Forma
(par value)	CastlePoint	Hermitage	Adjustments	Notes		Combined	Tower	Intercompany	Adjustments	Notes		Combined

Assets
Investments & cash	$783.2	$183.2	$(125.9)	2			$660.1	$—	$(65.4)	2
						$840.5						$1,435.1
Investment income receivable	4.9	1.1		4	(d)	6.0	6.9					12.9
Premiums receivable	203.0	14.5					130.1	(96.7)		3 (f), 3	(d)
						217.5		(36.5)		3	(f)
								2.0		3	(f)	216.4
Reinsurance recoverable	7.1	17.9		4	(d)	25.0	245.5	(21.1)		3	(f)
								(133.6)		3 (f), 3	(d)
								0.1		3	(f)	115.9
Prepaid reinsurance premiums	9.1	5.4		4	(d)	14.5	122.0	(96.9)		3 (f), 3	(d)	39.6
Deferred acquisition costs, net of	81.6	13.2					57.1
ceding commission revenue						94.8			(10.2)	3	(k)	141.7
Deferred income taxes	4.9	3.2	(6.1)	4	(c)	2.1	34.8		(5.8)	3	(c)
									(0.9)	3	(g)
									3.6	3	(k)	33.7
Intangible assets	0.4	0.9	16.5	4	(b)	17.8	20.8		16.4	3	(b)	54.9
Goodwill			16.6	2,4	(c)	16.6	19.0		136.9	2, 3	(g)
										3	(c)	172.5
Fixed assets, net	1.6	2.2				3.8	37.5					41.3
Investment in unconsolidated affiliate							30.3		(30.3)	2,3	(e)	—
Other assets	14.1	0.3		2		14.5	46.8	0.7	(7.0)	2, 3	(g)(f)	54.9

Total assets	$1,109.9	$242.0	$(98.9)			$1,253.0	$1,410.8	$(382.1)	$37.2			$2,318.9

Liabilities
Loss and loss adjustment	222.4	87.0	—	4	(d)		525.1	(133.6)	—	3 (d), 3	(f)
expenses						309.4		(1.1)	—	3 (d), 3	(f)	699.8
Unearned premium	244.8	46.5		4	(d)	291.2	306.4	(96.9)		3 (d), 3	(f)	500.8
Losses payable	31.5					31.5		(21.1)		3	(f)
								1.1		3	(f)	11.6
Reinsurance balances payable	35.4	5.0					75.9	(59.3)		3	(f)
						40.4
								(4.8)		3	(f)	52.1
Payable to issuing carriers	38.3	—				38.3	28.1	(37.4)		3	(f)
								(36.5)		3	(f)
								0.7		3	(f)
								6.8		3	(f)	—
Funds held under reinsurance agreements	0.4	—				0.4	26.1					26.5
Accounts payable, and other liabilities	18.4	4.7	1.3	2, 4	(a)	24.4	29.9		5.0	2, 3	(a)
									1.8	3	(a)	61.1
Subordinated debentures	134.0	—				134.0	101.0					235.1

Total liabilities	725.2	143.1	1.3			869.6	1,092.6	(382.1)	6.8			1,586.9
Stockholders’ equity
Common stock ($0.01 par value)	0.4	0.0	(0.0)	4	(e)	0.4	0.2		0.2	2
									(0.4)	3	(e)	0.4
Treasury stock	—					—	(1.1)					(1.1)
Paid-in capital	386.9	77.4	(77.4)	4	(e)		207.5		426.6	2
						386.9			(386.9)	3	(e)	634.1
Accumulated other comprehensive loss	(41.9)	(2.3)	2.3	4	(e)	(41.9)	(39.3)		41.9	3	(e)	(39.3)
Retained earnings	39.4	23.9	(23.9)	4	(e)		150.8		(39.4)	3	(e)
			(1.3)	4	(a)				(6.6)	3	(k)
									(10.7)	3	(a)
						38.0			5.7	3	(a)	137.9

Total stockholders’ equity	384.7	98.9	(100.3)			383.3	318.2	—	30.5			732.0

Total liabilities and stockholders’ equity	$1,109.9	$242.0	$(98.9)			$1,253.0	$1,410.8	$(382.1)	$37.2			$2,318.9

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Statement of Income
Including Hermitage
Nine months ended September 30, 2008

								Eliminations
($ in millions, except share	Historical		Pro Forma			Pro Forma	Historical	TG / CP	Pro Forma			Pro Forma
and per share amounts)	CastlePoint	Hermitage	Adjustments	Notes		Combined	Tower	Intercompany	Adjustments	Notes		Combined

Revenues
Net premiums earned	$324.5	$64.4	$—			$388.9	$226.8	$—	$—			$615.7
Ceding commission revenue	—					—	60.6	(56.5)		3	(h)	4.1
Insurance services revenue	27.1					27.1	41.9	(65.5)		3	(i)	3.6
Net investment income	22.6	5.6	(4.7)	4	(f)		26.3		(2.5)	3	(j)
Net realized gains (losses)						23.5			4.3	3	(m)	51.6
on investments	(11.9)	(1.0)				(12.9)	(9.3)					(22.2)
Policy billing fees						—	1.7					1.7

Total revenues	362.3	69.0	(4.7)			426.6	348.0	(122.0)	1.8			654.5
Expenses
Loss and loss adjustment expenses	180.9	33.0				213.9	118.1					332.1
Underwriting expenses	162.7	24.0	0.7	4	(b)	187.3	159.0		1.2	3	(b)
								(56.5)		3	(h)
								(65.5)		3	(i)
									2.8	3	(k)
									(9.4)	3	(a)	219.0
Interest expense	8.5					8.5	6.6					15.1

Total expenses	352.1	57.0	0.7			409.8	283.7	(122.0)	(5.4)			566.2
Other Income
Equity income in unconsolidated affiliate	—					—	0.7		(0.7)	3	(l)	—

Income before income taxes	10.2	12.0	5.4			16.8	65.1	—	6.5			88.3
Income tax expense	3.5	3.9	(0.2)	4	(b)		23.3		(0.4)	3	(b)
			(1.6)	4	(f)				6.3	3	(g)
			0.7	4	(g)				(0.9)	3	(j)
									(0.7)	3	(k)
									(0.2)	3	(l)
									1.5	3	(m)
						6.2			3.3	3	(a)	38.3

Net income	$6.7	$8.1	$(4.2)			$10.6	$41.7	$—	$(2.3)			$50.0

Basic and diluted earnings per share
Basic	$0.18						$1.81					$1.26
Diluted	$0.18						$1.80					$1.25

Weighted average common shares outstanding
Basic	38,280,781	1,095					23,029,541					39,832,386
Diluted	38,403,449	1,095					23,244,577					40,119,531

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Tower Group, Inc.
Unaudited Condensed Consolidated Pro Forma Statement of Income
Including Hermitage
Year ended December 31, 2007

								Eliminations
($ in millions, except share	Historical		Pro Forma			Pro Forma	Historical	TG / CP	Pro Forma			Pro Forma
and per share amounts)	CastlePoint	Hermitage	Adjustments	Notes		Combined	Tower	Intercompany	Adjustments	Notes		Combined

Revenues
Net premiums earned	$248.4	$53.2	$—			$301.5	$286.1	$—	$—			$587.6
Ceding commission revenue	—					—	71.0	(65.7)		3	(h)	5.3
Insurance services revenue	7.5					7.5	33.3	(34.9)		3	(i)	5.8
Net investment income	29.5	7.4	(6.3)	4	(f)		36.7		(3.3)	3	(j)
						30.7			5.7	3	(m)	69.8
Net realized gains (losses) on investments	(8.2)	(0.9)				(9.1)	(17.5)					(26.6)
Policy billing fees						—	2.0					2.0

Total revenues	277.1	59.7	(6.3)			330.5	411.6	(100.6)	2.4			644.0
Expenses
Loss and loss adjustment expenses	131.3	3.2				134.5	157.9					292.4
Underwriting expenses	109.5	22.0	0.9	4	(b)	132.4	101.0		1.7	3	(b)
							77.3	(65.7)		3	(h)
								(34.9)		3	(i)
									7.4	3	(k)	219.1
Interest expense	9.4					9.4	9.3					18.7

Total expenses	250.2	25.2	0.9			276.3	345.5	(100.6)	9.0			530.3
Other Income
Equity income in unconsolidated affiliate	—					—	2.4		(2.4)	3	(l)
Gain from issuance of common stock by unconsolidated affiliate							2.7		(2.7)	3	(l)	—

Income before income taxes	26.9	34.5	(7.2)			54.2	71.2	—	(11.8)			113.7
Income tax expense	(5.9)	12.1					26.2		(0.6)	3	(b)
			(0.3)	4	(b)				14.2	3	(g)
			(2.2)	4	(f)				(1.1)	3	(j)
									(2.6)	3	(k)
									(1.8)	3	(l)
									2.0	3	(m)
									1.1	3	(n)	41.0

Net income	$32.7	$22.4	$(4.7)			$54.2	$45.1	$—	$(22.9)			$72.6

Basic and diluted earnings per share
Basic	$0.90						$1.95					$1.82
Diluted	$0.89						$1.93					$1.80

Weighted average common shares outstanding
Basic	36,313,276	1,095					22,714,663					39,517,508
Diluted	36,635,163	1,095					22,968,097					39,871,110

(1)	Earnings per share (basic and diluted) for Tower historical and pro forma combined include a deduction of $0.7 million for preferred stock dividends.
See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Tower Group, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. BASIS OF PRESENTATION
The unaudited pro forma condensed consolidated financial information gives effect to the acquisition of CastlePoint as if it had occurred at September 30, 2008 for the purposes of the unaudited pro forma condensed consolidated balance sheet and at January 1, 2007 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2007 and the nine months ended September 30, 2008. The unaudited pro forma condensed consolidated financial information has been prepared by Tower’s management. The Hermitage Acquisition is not subject to a vote of CastlePoint shareholders or Tower stockholders and its consummation is independent of the merger approval on at the CastlePoint special general meeting and the Tower special meeting. Unless the stock purchase agreement relating to the Hermitage Acquisition is terminated or one of the conditions to the closing of the Hermitage Acquisition is not satisfied and not waived, the Hermitage Acquisition is expected to be completed shortly after the time the merger is completed. Assuming that the Hermitage Acquisition is consummated as anticipated, then Tower will in effect acquire both CastlePoint and Hermitage. The unaudited pro forma condensed consolidated financial information excluding Hermitage is presented to give pro forma effect to the merger in the event that the Hermitage Acquisition is not completed. Certain amounts from CastlePoint’s historical consolidated financial statements have been reclassified to conform to the Tower presentation.
Also presented is the unaudited pro forma condensed consolidated financial information giving effect to the acquisition of CastlePoint and its proposed acquisition of Hermitage as if they both had occurred at September 30, 2008 for the purposes of the unaudited pro forma condensed consolidated balance sheet and at January 1, 2007 for the purposes of the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2007 and the nine months ended September 30, 2008. The unaudited pro forma condensed consolidated financial information has been prepared by Tower’s management. Certain amounts from CastlePoint’s and Hermitage’s historical consolidated financial statements have been reclassified to conform to the Tower presentation.
     General
This unaudited pro forma condensed consolidated financial information has been prepared in conformity with GAAP. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2007 and the nine months ended September 30, 2008 have been prepared using the following information:
(a)	Unaudited historical consolidated financial statements of Tower as of September 30, 2008 and for the nine months ended September 30, 2008;

(b)	Unaudited historical consolidated financial statements of CastlePoint as of September 30, 2008 and for the nine months ended September 30, 2008;

(c)	Unaudited historical consolidated financial statements of Hermitage as of September 30, 2008 and for the nine months ended September 30, 2008;

(d)	Audited historical consolidated financial statements of Tower for the year ended December 31, 2007;

(e)	Audited historical consolidated financial statements of CastlePoint for the year ended December 31, 2007;

(f)	Audited historical consolidated financial statements of Hermitage for the year ended December 31, 2007; and

(g)	Such other supplementary information as considered necessary to reflect the acquisitions of CastlePoint and Hermitage in the unaudited pro forma condensed consolidated financial information.
The pro forma adjustments reflecting the acquisitions of CastlePoint and Hermitage under the purchase method of accounting are based on certain estimates and assumptions. The unaudited pro forma condensed consolidated adjustments may be revised as additional information becomes available. The actual adjustments upon consummation of the acquisitions and the allocation of the final purchase price of CastlePoint and Hermitage will depend on a number of factors, including additional financial information available at such time, changes in values and changes in CastlePoint’s and Hermitage’s operating results between the date of preparation of this unaudited pro forma condensed consolidated financial information and the effective date of the respective acquisition. Therefore, the actual adjustments will differ from the pro forma adjustments and it is possible that the differences may be material. Tower’s management believes that its assumptions provide a reasonable basis for presenting all of the significant effects of the transactions contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial information.
The unaudited pro forma condensed consolidated financial information does not include financial benefits or expenses from operating expense efficiencies or revenue enhancements arising from the acquisitions nor does the unaudited pro forma condensed consolidated financial information include the portion of restructuring and integration costs to be incurred by Tower and CastlePoint, except for certain fair value adjustments.
The unaudited pro forma condensed consolidated financial information is not intended to reflect the results of operations or the financial position that would have resulted had the acquisitions been effected on the dates indicated and if the companies had been managed as one entity. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements of Tower included in Tower’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2008, historical consolidated financial statements of CastlePoint included in CastlePoint’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2008, as well as the historical consolidated financial statements of Hermitage for the year ended December 31, 2007 and for the nine months ended September 30, 2008 which are included in Annexes H and I to the joint proxy statement/prospectus filed with the SEC on December 15, 2008.
2. PURCHASE PRICE AND FINANCING CONSIDERATIONS
CastlePoint
On August 4, 2008, Tower, Ocean I and CastlePoint entered into the merger agreement which was approved by the CastlePoint shareholders on January 27, 2009 and by the Tower stockholders on January 28, 2009. On the closing date of February 5, 2009, CastlePoint will be merged, and amalgamated, with and into Ocean I upon the terms and subject to the conditions set forth in the merger agreement, and Ocean I will continue as the surviving corporation and will succeed to and assume all the rights and obligations of CastlePoint. Under the terms of the merger agreement, CastlePoint shareholders will receive, subject to adjustment as set forth in the merger agreement, a fraction of a share of Tower common stock, equal to the exchange ratio, and cash consideration of $1.83 for each outstanding CastlePoint common share. The exchange ratio was determined by reference to the average Tower stock price, and is fixed at 0.47.
For purposes of presentation in the unaudited pro forma condensed consolidated financial information in accordance with SFAS No. 141(R), the financing of the CastlePoint acquisition and calculation of goodwill is assumed to be as follows:

($ in thousands)

Purchase Consideration
Purchase consideration (a)	$489,509
Estimated fair value of outstanding CastlePoint stock options (b)	7,039

Total purchase consideration	496,548
Fair value of investment in Castlepoint (d)	34,673

Total	531,221

Allocation (c)
Total assets	1,109,902
Total liabilities	(725,228)
Estimated fair value adjustments, net of tax of $6,698	9,653

Estimated fair value of net assets acquired	394,327

Goodwill	$136,894

(a)	Based on the exchange rate of 0.47 shares of Tower common stock for each CastlePoint common share (except any CastlePoint common shares owned by Tower or any wholly-owned subsidiary of Tower), using a price of $24.98 per share of Tower common stock, the closing price on February 4, 2009. The purchase price consideration will consist of 16,802,845 shares of Tower common stock with an aggregate value of approximately $419.7 million, plus $65.4 million of cash. The purchase consideration also includes the fair value of the warrants held by Tower of approximately $4.4 million which were surrendered unexercised by Tower as part of the merger agreement.

(b)	The purchase price includes the estimated fair value of Tower stock options to be issued as of the closing date of the merger in exchange for share options of CastlePoint. CastlePoint share options will be converted to Tower stock options at the option exchange ratio and the exercise price will be the exercise price of the CastlePoint share options divided by the option exchange ratio. Vested stock options issued by Tower in respect of options held by employees of CastlePoint are considered part of the purchase price. Accordingly, the purchase price includes an estimated fair value of Tower stock options of $7.0 million.

The fair value of Tower stock options that will be issued in respect of CastlePoint share options was estimated by using the Black-Scholes option pricing model with market assumptions. Option pricing models require the use of highly subjective market assumptions, including expected stock price volatility, which if changed can materially affect fair value estimates. The more significant assumptions used in estimating the fair value of Tower options include volatility of 46%, an expected life of 6 years based on the age of the original award, a dividend yield of 1%, and a risk-free interest rate of 3.7%.

(c)	The purchase price is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the acquisition) and liabilities assumed based on their estimated fair value. The fair value adjustments to the CastlePoint historical consolidated balance sheet in connection with that acquisition are described below in Note 3.

(d)	As a result of the acquisition closing after January 1, 2009, it will be accounted for under SFAS No. 141(R). The following highlights some of the more substantive differences compared to the prior accounting standards:
•	Transaction costs of approximately $12 million will be expensed rather than being considered part of the purchase price;

•	The purchase consideration will be calculated based on the fair value of Tower’s common stock on the date the acquisition closed rather than being set on the date of the announcement of the acquisition assuming certain criteria are met; and

•	The fair value of the CastlePoint common shares currently owned by Tower, and the warrants surrendered by Tower, will be determined on the closing date of the acquisition and a gain of $8.7 million ($5.7 million after tax) will be recognized in Tower’s income statement.
Hermitage
On August 27, 2008, CastlePoint Re entered into a stock purchase agreement, to purchase all of the issued and outstanding shares of the common stock of Hermitage from Brookfield US Corporation.
CastlePoint Re will pay $27 million in cash plus the closing adjusted book value of Hermitage to the seller, a subsidiary of Brookfield Asset Management Inc. The total cash consideration used in the pro forma adjustments is approximately $125.9 million. Hyperion Brookfield Asset Management, Inc., a subsidiary of Brookfield Asset Management, Inc., is an asset management firm that manages Tower’s and Hermitage’s investments.

For purposes of presentation in the unaudited pro forma condensed consolidated financial information, the financing of the Hermitage acquisition and the allocation of purchase price is assumed to be as follows:

($ in thousands)

Purchase Consideration (b)
Purchase price paid	$125,934

Allocation
Total assets	242,029
Total liabilities	(143,095)
Estimated fair value adjustments, net of tax of $6,090	10,365

Estimated fair value of net assets acquired	109,299

Goodwill	$16,635

(a)	The purchase price is allocated to balance sheet assets acquired (including identifiable intangible assets arising from the acquisition) and liabilities assumed based on their estimated fair value. The fair value adjustments to the Hermitage historical consolidated balance sheet in connection with that acquisition are described below in Note 4.

(b)	Since the acquisition will close after January 1, 2009, it will be accounted for under SFAS No. 141(R). Transaction costs of approximately $1.5 million will be expensed rather than being considered part of the purchase price.
3. PRO FORMA ADJUSTMENTS RELATED TO TOWER AND CASTLEPOINT
As discussed above, these pro forma adjustments are based on certain estimates and assumptions made as of the date of the unaudited pro forma condensed consolidated financial information. The actual adjustments will depend on a number of factors, including changes in the estimated fair value of net balance sheet assets and operating results of CastlePoint between September 30, 2008 and the effective date of the merger. Tower expects to make such actual adjustments at the effective date of the merger. These actual adjustments may be different from the adjustments to the unaudited pro forma condensed consolidated financial information and such differences may be material.
(a)	The following proforma adjustments are made as a result of accounting for the acquisition under SFAS 141R:
•	Transaction costs of $12.0 million consist of primarily of advisory, accounting, actuarial and legal fees. These costs, net of tax effects, have been written off to retained earnings. Final actual costs may vary when finalized. The Unaudited Condensed Consolidated Pro Forma Statement of Income excludes these costs since they are considered nonrecurring.

•	A gain on the revaluation in accordance with SFAS No. 141(R) of the CastlePoint shares previously owned by Tower and the fair value of the warrants surrendered by Tower as part of the merger agreement in the combined amount of $8.7 million ($5.7 million after tax) has been recorded. The Unaudited Condensed Consolidated Pro Forma Statement of Income excludes this gain since it is considered non-recurring.

•	The write-off of $9.4 million ($6.1 million after tax) of transaction related costs by CastlePoint has been reversed in the Unaudited Condensed Consolidated Pro Forma Statement of Income since they are considered nonrecurring.
(b)	Identifiable intangible assets increased by $16.4 million and are comprised of $16.2 million relating to CastlePoint’s distribution network, and $0.2 million relating to insurance licenses. The intangible asset related to the distribution network acquired will be amortized over approximately 12 years. The intangible asset related to the insurance licenses is indefinite. All intangible assets and goodwill will be tested for recoverability whenever events or change in circumstances indicate that a carrying amount may not be recoverable. Indefinite lived intangible assets and goodwill will be subject to annual impairment testing. The pro forma statements of income reflect amortization expense for intangibles of $1.2 million for the nine months ended September 30, 2008 and $1.7 million for the year ended December 31, 2007.

(c)	Deferred income taxes are adjusted to reflect the income tax effects of the pro forma purchase adjustments. The net effect of such adjustments is a decrease of $5.8 million in deferred tax assets, which relates to the fair value of intangible assets acquired.

(d)	The fair value of CastlePoint’s reserve for losses and loss adjustment expenses and reinsurance recoverables were estimated based on the present value of the underlying cash flows of the loss reserves and reinsurance recoverables. In determining the fair value estimate, Tower’s management estimated a risk premium deemed to be reasonable and consistent with expectations in the marketplace given the nature and the related degree of uncertainty of such reserves. Such risk premium was considered equal to the discount rate Tower’s management would use to determine the present value of the underlying cash flows. Tower’s management analyzes and uses historical loss development patterns to estimate loss reserves. Risks that are not captured in the analysis include new or emerging torts, increases in the rate of inflation, new classes of claimants, payout pattern faster than expected, occurrence policies that do not have a deadline to file a claim, and pricing risk in the most recent accident year where a significant portion of the reserves reside. These risks could materially affect recorded reserves.

The fair value of CastlePoint’s net unearned premium was estimated to be substantially equal to the carried amount of CastlePoint’s deferred acquisition costs. In determining fair value, Tower’s management estimated the combined ratio and discount for premiums receivable related to the net unearned premium.

(e)	Elimination of CastlePoint’s historical equity balances.

(f)	Elimination of the effects of intercompany transactions and balances, including the following:
•	Intercompany reinsurance agreements between Tower and CastlePoint.

•	Underwriting and claims services performed by both Tower Risk Management Corp. and CastlePoint Management Corp. on behalf of CastlePoint’s and Tower’s respective insurance subsidiaries.
(g)	Pro forma income tax adjustments in connection with the merger:
•	A net deferred tax liability of $0.9 million is recorded to reflect temporary differences between the carrying amounts of the assets and liabilities for financial reporting and income tax purposes, as if CastlePoint’s Bermuda operation will be treated as a controlled foreign corporation for U.S. tax purposes.

•	For pro forma purposes, CastlePoint’s income tax rate was increased to reflect CastlePoint’s Bermuda operations as a foreign-controlled corporation.
(h)	Ceding commission revenue recognized by Tower on business ceded to CastlePoint has been eliminated with a corresponding elimination of CastlePoint’s underwriting expenses.

(i)	Insurance service revenues earned (primarily direct commission revenue) as a result of placing business through Tower Risk Management Corp. or CastlePoint Management Corp. on behalf of CastlePoint’s or Tower’s respective insurance subsidiaries has been eliminated with a corresponding elimination of underwriting expenses.

(j)	Represents the loss of investment income on $65.4 million of cash consideration expected to be paid to CastlePoint shareholders under the merger agreement, at an assumed investment rate of 5.0%, net of tax.

(k)	Deferred acquisition expenses, including related tax effect, were reduced for pro forma purposes as the proposed merger would eliminate certain costs charged by Tower Risk Management Corp. to CastlePoint Insurance Company, which had previously been deferred by CastlePoint Insurance Company.

(l)	Represents the elimination of Tower’s equity income from unconsolidated affiliate (CastlePoint) for the nine months ended September 30, 2008 and the year ended December 31, 2007, the elimination of the gain from issuance of common stock by unconsolidated affiliate (CastlePoint) for the year ended December 31, 2007, and the related income tax effect.

(m)	Net investment income has been increased, net of income tax effect, representing the accretion of an additional estimated purchase discount arising from the fair value of certain of CastlePoint’s fixed maturity investments that is $26.1 million less than amortized cost as of September 30, 2008. The fair value of these investments will be Tower’s cost upon closing of the merger. The additional estimated discount will be amortized over the estimated remaining years to maturity of the identified investments. The additional estimated discount assumes Tower will continue to hold the identified investments and there will be no loss of principal.

(n)	For pro forma statement purposes, CastlePoint’s income tax rate was increased to reflect CastlePoint’s Bermuda operations as a foreign-controlled corporation. See Note 3(c).
4. PRO FORMA ADJUSTMENTS RELATED TO CASTLEPOINT AND HERMITAGE
As discussed above, these pro forma adjustments are based on certain estimates and assumptions made as of the date of the unaudited pro forma condensed consolidated financial information. The actual adjustments will depend on a number of factors, including changes in the estimated fair value of net balance sheet assets and operating results of Hermitage between September 30, 2008 and the effective date of the acquisition. CastlePoint expects to make such actual adjustments at the effective date of a Hermitage acquisition. These actual adjustments may be different from the adjustments to the unaudited pro forma condensed consolidated financial information and such differences may be material.
Balance Sheet
(a)	Transaction costs of $1.5 million consist of primarily of advisory, accounting, actuarial and legal fees. These costs, net of tax effects, have been written off to retained earnings. Final actual costs may vary when finalized. The Unaudited Condensed Consolidated Pro Forma Statement of Income excludes these costs since they are considered nonrecurring.

(b)	Identifiable intangible assets increased by $16.4 million and are comprised of $15.5 million relating to Hermitage’s distribution network and $1.3 million relating to insurance licenses, less the write-off of trade names of $0.4 million. The intangible asset related to the distribution network will be amortized over approximately 18 years. The intangible asset related to the insurance licenses is indefinite. All intangible assets and goodwill will be tested for recoverability whenever events or change in circumstances indicate that a carrying amount may not be recoverable. Indefinite lived intangible assets and goodwill will be subject to annual impairment testing. The pro forma statements of income reflect amortization expense for intangibles of $0.7 million for the nine months ended September 30, 2008 and $0.9 million for the year ended December 31, 2007.

(c)	Deferred income taxes are adjusted to reflect the income tax effects of the pro forma purchase adjustments. The net effect of such adjustments is a decrease of $6.1 million in deferred tax assets, which relates to the fair value of intangible assets acquired.

(d)	The fair value of Hermitage’s reserves for losses and loss adjustment expenses and related reinsurance recoverables was estimated based on the present value of the underlying cash flows of the loss reserves and reinsurance recoverables. In determining the fair value estimate, Tower’s management estimated a risk premium deemed to be reasonable and consistent with expectations in the marketplace given the nature and the related degree of uncertainty of such reserves. Such risk premium was considered equal to the discount rate Tower’s management would use to determine the present value of the underlying cash flows. Tower management analyzes and uses historical loss development patterns to estimate loss reserves. Risks that are not captured in the analysis include new or emerging torts, increases in the rate of inflation, new classes of claimants, payout pattern faster than expected, occurrence policies that do not have a deadline to file a claim, and pricing risk in the most recent accident year where a significant portion of the reserves reside. These risks could materially affect recorded reserves.

The fair value of Hermitage’s net unearned premium was estimated to be substantially equal to the carried amount of Hermitage’s deferred acquisition costs. In determining fair value, Tower’s management estimated the combined ratio and discount for premiums receivable related to the net unearned premium.

(e)	Elimination of Hermitage’s historical equity balances.
Income Statement
(f)	Represents the loss of investment income on $125.9 million of funds used to purchase Hermitage, at an assumed investment rate of 5.0%, net of tax.

(g)	For pro forma statement purposes, Hermitage’s tax rate was increased to Tower’s statutory income tax rate of 35%. See Note 4(c).
5. EARNINGS PER COMMON SHARE
(a)	Pro forma earnings per common share for the nine months ended September 30, 2008 and the year ended December 31, 2007 has been calculated based on the estimated weighted average number of shares of Tower common stock outstanding on a pro forma basis, as described below. The historical weighted average number of shares of Tower common stock outstanding was 23,029,541 and 23,244,577, basic and diluted, respectively, for the nine months ended September 30, 2008 and 22,714,663 and 22,968,097, basic and diluted, respectively, for the year ended December 31, 2007.

(b)	The pro forma weighted average number of shares of Tower common stock outstanding for the nine months ended September 30, 2008, after giving effect to 16,802,845 shares of Tower common stock issued to CastlePoint shareholders and 72,109 shares of Tower common stock for the dilutive effect of as converted share options and restricted shares of CastlePoint employees, is 39,832,386 and 40,119,531, basic and diluted, respectively. The pro forma weighted average number of shares of Tower common stock outstanding for the year ended December 31, 2007, after giving effect to 16,802,845 shares of Tower common stock issued to CastlePoint shareholders and 100,168 shares of Tower common stock for the dilutive effect of as converted share options and restricted shares of CastlePoint employees, is 39,517,508 and 39,871,110, basic and diluted, respectively.